Exhibit 10.7



                         ------------------------------





                          LOAN AND SECURITY AGREEMENT





                         dated as of December 29, 1993


                                    between


                         NationsBank of Georgia, N.A.,

                                                                         Lender,


                                      and


                        Emergent Business Capital, Inc.,

                                                                       Borrower.


                                  $32,000,000





                         ------------------------------

                               TABLE OF CONTENTS


  Section                                                                                                            Page
  -------                                                                                                            ----
1.       DEFINITIONS AND ACCOUNTING TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     ACCOUNTING TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.3     USE OF DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.4     SECTION AND EXHIBIT REFERENCES, ETC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

2.       AMOUNT AND TERMS OF THE LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.1     THE LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.2     INTEREST AND OTHER CHARGES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.3     COMPUTATION OF INTEREST AND OTHER CHARGES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.4     CHARGES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.5     PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.6     PAYMENT ON NON-BANKING DAYS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.7     EFFECTIVE DATE AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.8     STATEMENTS OF ACCOUNT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

3.       SECURITY INTERESTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

4.       CONDITIONS PRECEDENT TO ADVANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.1     DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.2     OTHER CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

5.       CLOSING PROCEDURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.1     TRANSFERS OF SBA LOAN DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.2     RELEASE OF SECURITY INTEREST IN SBA COLLATERAL . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

6.       GENERAL REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.1     ORGANIZATION, STANDING, ETC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.2     ENFORCEABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.3     QUALIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.4     COMPLIANCE WITH ARTICLES OF INCORPORATION, BY-LAWS, AND OTHER INSTRUMENTS, ETC . . . . . . . . . . .  14
         6.5     SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.6     FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.7     CHANGES IN FINANCIAL CONDITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.8     TAX RETURNS AND PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.9     TITLE TO PROPERTIES AND ASSETS; LIENS; ETC . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.10    PATENTS; TRADEMARKS; FRANCHISES; ETC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.11    LITIGATION, ETC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.12    ADVERSE DEVELOPMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.13    DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.14    MARGIN SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.15    INVESTMENT COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         6.16    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.17    LOCATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.18    SOLVENCY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.19    NAME CHANGE; MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

7.       AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.1     INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.2     TAXES AND LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.3     ACCOUNTING; FINANCIAL STATEMENTS; ETC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.4     INSPECTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         7.5     MAINTENANCE OF CORPORATE EXISTENCE; COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . .  19
         7.6     USE OF PROCEEDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         7.7     NOTICE OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         7.8     MAINTENANCE OF PROPERTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         7.9     NOTICE OF ERISA DEVELOPMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         7.10    NOTICE OF LITIGATION OR ADVERSE CHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         7.11    PAYMENT OF LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7.12    NOTIFICATION OF CHANGE OF NAME OR BUSINESS LOCATION  . . . . . . . . . . . . . . . . . . . . . . . .  21
         7.13    TANGIBLE NET WORTH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7.14    RATIO OF TOTAL LIABILITIES TO TANGIBLE NET WORTH . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7.15    SUBORDINATED DEBT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7.16    INTEREST COVERAGE RATIO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

8.       NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8.1     DEBT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8.2     LIENS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.3     GUARANTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.4     PLAN LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.5     FISCAL YEAR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.6     OTHER TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.7     MERGER; SUBSIDIARY; ETC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.8     SALE OF ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.9     CHANGES IN BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.10    DIVIDENDS AND REDEMPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.11    LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.12    PLEDGE OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.13    INVESTMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.14    CAPITAL EXPENDITURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

9.       POWER OF ATTORNEY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

10.      REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

11.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         11.1    NO WAIVER; CUMULATIVE REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         11.2    AMENDMENTS, ETC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         11.3    ADDRESSES FOR NOTICES, ETC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

         11.4    COSTS, EXPENSES, AND TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         11.5    COMMERCIAL TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         11.6    SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         11.7    SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         11.8    TIME IS OF THE ESSENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         11.9    HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         11.10 ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         11.11 SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         11.12 COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         11.13 GOVERNING LAW; CONSENT TO JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         11.14 WAIVER OF TRIAL BY JURY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28


Exhibits:

         Exhibit A - -  Form of Borrower's Secretary's
                                  Certificate (Section 1.1)

         Exhibit B - -  Form of Borrower's CEO's
                                  Certificate (Section 1.1)

         Exhibit C - -  Form of Opinion (Section 1.1)

         Exhibit D - -    Form of Escrow Agreement (Section 1.1)

Schedules:

         Schedule 1 - - Liens
                                  (Section 8.2)

         Schedule 2 - -   Trademarks, Trade Names, Name Changes, etc. (Sections 6.10 and 6.19)

         Schedule 3 - - Litigation (Section 6.11)

                          LOAN AND SECURITY AGREEMENT




         This Agreement is made as of the 29th day of December, 1993, between NationsBank of Georgia, N.A. (the "Lender") and Emergent Business Capital, Inc. (the "Borrower"), a South Carolina corporation.

         The Borrower wants the Lender to finance the Borrower's SBA loan portfolio, and the Lender is willing to make such financing available upon the conditions and terms set forth in this Agreement.

         The Borrower and the Lender therefore agree as follows:

1.       DEFINITIONS AND ACCOUNTING TERMS

         1.1     DEFINITIONS.  The following terms, when capitalized as in this
Section 1.1, shall have the following meanings:

         "Advance": the proceeds of a Loan.

         "Affiliate" of any designated Person: another Person controlling, controlled by, or under common control with such designated Person (but not including the Lender), and shall include (x) the spouse, parents, brothers, sisters, children, and grandchildren of such designated Person, (y) any association, partnership, trust, entity, or enterprise in which such designated Person is a director, officer, or general partner or in which such designated Person together with Affiliates of such designated Person own in the aggregate at least a 10% beneficial interest in assets, profits, or losses, and (z) any Subsidiary of such designated Person.

         "Banking Day": a day for dealings by and between banks, excluding Saturday, Sunday, any legal holiday in Atlanta, Georgia, and any other day on which banking institutions in Atlanta, Georgia are generally closed.

         "Borrower's CEO's Certificate": the Certificate of the Borrower's Chief Executive Officer, substantially in the form of Exhibit B.

         "Borrower's Secretary's Certificate": the Certificate of the Borrower's Secretary, substantially in the form of Exhibit A.

         "Borrowing Base": defined in Section 2.1(a).

         "Capital Expenditures": the dollar amount of gross expenditures (including obligations under leases which are required under GAAP to be capitalized for financial reporting purposes) made or incurred for fixed assets, real property, and plant and equipment which are required to be capitalized for financial reporting purposes in accordance with GAAP.

         "Code": the Internal Revenue Code of 1986, as amended.

         "Collateral": all property described in Section 3 hereof, and all the Borrower's other property in which the Lender at any time has a security interest or which at any time are in the Lender's possession or control.

         "Default": (x) an event, act, or condition that would be an Event of Default but for the requirement(s) that notice be given or time elapse, or (y) an Event of Default.

         "EBIT": the Borrower's total earnings from all sources, excluding extraordinary items, before deducting interest or income tax expense, but after deducting depreciation and amortization expense.

         "Eligible SBA Loan: an SBA Loan which is closed pursuant to an issued SBA Authorization and Loan Agreement and which meets the Lender's funding requirements.

         "Eligible Stub Loan": the Non-Guaranteed Portion of an Eligible SBA Loan that (1) is not 60 days or more past due, (2) is owned by the Borrower,
(3) is assignable to the Lender, (4) is collateralized and guaranteed in a manner satisfactory to the Lender, (5) is not subject to any offset, recoupment, counterclaim, or defense in favor of the borrower thereunder, and
(6) is otherwise satisfactory to the Lender.

         "Eligible Warehoused Loan": the Guaranteed Portion of an Eligible SBA Loan that is not more than 90 days old (measured from the final funding date), that is owned by the Borrower and has not been sold on the secondary market, that is assignable to the Lender, and for which the Borrower has provided the Lender with a copy of the related SBA approval and the form of the related SBA Note, a copy of the related form 1050 settlement sheet in the case of any multiple-disbursement SBA Loan, and such other documentation as the Lender reasonably requests, by fax or otherwise.

         "Escrow Agent": any escrow agent selected by the Borrower and the Lender from time to time to maintain possession of certain documents pursuant to Section 5 hereof, and pursuant to an Escrow Agreement to be executed by the Borrower, the Lender, and such escrow agent.

         "Escrow Agreement": any escrow agreement executed by the Borrower, the Lender, and an Escrow Agent, the approved form of which is attached as Exhibit D.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default": any of the following: (1) non-payment, within seven days after the due date, of any amount payable on any of the Obligations;
(2) failure to perform any material agreement or meet any obligation of the Borrower contained herein or in the Subordination Agreement; (3) nonpayment when due of any premium on any insurance policy required to be maintained under
Section 7.1 hereof; (4) the existence of a default under any other agreement between the Borrower and the Lender or any affiliate of the Lender's; (5) any statement, representation, or warranty of the Borrower made in writing herein or in any other writing at any time furnished or made by the Borrower to the Lender is untrue in any material respect as of the date furnished or made; (6) suspension of the operation of the Borrower's present business; (7) any Obligor becomes insolvent or unable to pay debts as they mature, admits in writing that it is so, makes a conveyance fraudulent as to creditors under any state or federal law, or makes an assignment for the benefit of creditors, or a proceeding is instituted by or against any Obligor alleging that such Obligor is insolvent or unable to pay debts as they mature, or a petition under any provision of Title 11 of the United States Code (entitled "Bankruptcy"), as amended, is brought by or against any Obligor; (8) entry of any judgment for more than $50,000 against any Obligor; (9) creation, assertion, or filing of any Lien (other than a Permitted Lien) against any of the property of any Obligor; (10) dissolution, merger, or consolidation of any Obligor (other than a merger or consolidation of Borrower or a Guarantor with or into Borrower or a Guarantor); (11) termination or withdrawal of any guarantee for any of the Obligations, or of the Subordination Agreement, or the failure for any other reason of any such guarantee or agreement to be enforceable by the Lender in accordance with its terms; (12) transfer of a substantial part of the property of any Obligor; (13) sale, transfer, or exchange, either directly or indirectly, of a controlling stock interest of the Borrower; (14) appointment of a receiver for the Collateral or for any property in which the Borrower has an interest; (15) seizure of the Collateral by any third party; (16) at least 5% (face value) of the Borrower's loan portfolio (excluding loans that the Borrower acquired in connection with its acquisition of its SBA license, and (for avoidance of doubt) excluding the portion of any loan not owned by the Borrower) are at least 90 days past due, and have remained at least 90 days past due for at least 30 days; or (17) the Lender in good faith believes that the prospect of payment or performance of the Obligations has been impaired.

         "Four-Party Agreement": the Four-Party Agreement (Relating to SBA Loan Documentation and Administration), dated as of the date of this Agreement, among the Borrower, the Lender, the Lender's Agent, and the SBA.

         "GAAP": generally accepted accounting principles applied in a manner consistent with the financial statements described in Section 6.6.

         "Guarantee": a Guarantee, dated the date of this Agreement, of a Guarantor, in favor of the Lender.

         "Guaranteed Portion": the portion of an Eligible SBA Loan which is guaranteed by the SBA.

         "Guarantors": Emergent Group, Inc., Emergent Financial Corporation, and Carolina Investors, Inc.

         "herein", "hereof", "hereunder", etc.: in, of, under, etc. this Agreement (and not merely in, of, under, etc. the section or provision where that reference appears).

         "including": containing, embracing, or involving the enumerated item(s), but not necessarily limited to such item(s).

         "Insurance": the policy or policies of insurance described in Section 7.1, including all required endorsements thereto.

         "Interest on NationsBank Debt": the interest on the Obligations during the period for which computation is being made.

         "Lender's Agent": Carolina First Bank (Greenville, SC), or its successor under the Four-Party Agreement.

         "Lien": any mortgage, pledge, deed of trust, assignment, security interest, encumbrance, hypothecation, lien, or charge of any kind, including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

         "Loans": the loan(s) under Section 2.1(a) in the principal amount of up to $32,000,000, plus any Overadvances, made by the Lender to the Borrower under this Agreement.

         "Non-Guaranteed Portion": the portion of an Eligible SBA Loan which is not guaranteed by the SBA.

         "Obligations": all present and future (a) duties, obligations, and liabilities of the Borrower to the Lender under this Agreement, or under any document or agreement executed and delivered pursuant to or in connection with this Agreement, (b) sums owing to the Lender for goods or services purchased by the Borrower from any other firm financed by the Lender, (c) obligations under all notes and contracts of suretyship, guarantee, or accommodation made by the Borrower in favor of the Lender, and (d) all other obligations of the Borrower to the Lender, however and whenever created, arising, or evidenced, whether direct or indirect, through assignment from third parties, absolute, contingent, or otherwise, primary or secondary, now or hereafter existing, or due or to become due.

         "Obligor": the Borrower, any guarantor, or any other party at any time primarily or secondarily, directly or indirectly liable on any of the Obligations.

         "Opinion": the legal opinion, of counsel to the Borrower satisfactory to the Lender, substantially in the form of Exhibit C.

         "or": at least one, but not necessarily only one, of the alternatives enumerated.

         "Overadvances": loans by the Lender to the Borrower in excess of those described in Section 2.1(a).

         "Permitted Lien": a Lien permitted by Section 8.2.

         "Person": any individual, joint venture, partnership, firm, corporation, trust, unincorporated organization, or other organization or entity, or a governmental body or any department or agency thereof.

         "Plan": any present or future employee benefit plan (as defined in Section 3 of ERISA) and any trust created thereunder, covered by Title I or Title IV of ERISA, established or maintained for employees of the Borrower.

         "Prime Rate": the rate of interest announced by NationsBank of Georgia, N.A. from time to time as its "Prime Rate".

         "Projections": the Borrower's forecasted consolidated and consolidating balance sheets, profit-and-loss statements, and cash-flow statements, all prepared on a basis consistent with the Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         "Reportable Event": as defined in Title IV of ERISA.

         "SBA": the United States Small Business Administration, an agency of the United States government.

         "SBA Loan": a loan by the Borrower to a small business concern, approved and guaranteed by the SBA pursuant to the Loan Guaranty Agreement (Deferred Participation) between the Borrower and the SBA, dated April 17, 1992.

         "SBA Note": the promissory note evidencing an SBA Loan.

         "Securities": any share(s) of beneficial or equity interest or capital stock or any other instrument commonly understood to be a "security", excluding promissory notes issued for money borrowed in commercial transactions.

         "Solvent": has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, is able to pay its debts as they mature, and owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts.

         "Stub Loans": Loans made under Section 2.1(a)(ii).

         "Subordinated Debt": the Borrower's debt that is subordinated (as to right and time of payment) to the Obligations under the Subordination Agreement.

         "Subordination Agreement": the Agreement of Subordination and Assignment, dated the date of this Agreement, of Carolina Investors, Inc. and the Borrower, in favor of the Lender.

         "Subsidiary" of any designated corporation: any other corporation more than 20% of the shares of voting stock of which is owned, directly or indirectly, by such designated corporation, including subsidiary of a subsidiary.

         "Tangible Net Worth": the Borrower's total assets, plus Subordinated Debt, minus Total Liabilities (excluding from the definition of total assets the amount of (a) any write-up in the book value of any asset resulting from a revaluation thereof after December 31, 1992, (b) treasury stock, (c) Receivables and other amounts due from the Borrower's stockholders and other Affiliates, (d) unamortized debt discount and expense and (e) patents, trademarks, trade names, goodwill, deferred charges, organizational expenses and other intangible assets, all determined in accordance with GAAP).

         "Total Liabilities": all obligations of the Borrower to pay money, excluding Subordinated Debt.

         "Warehouse Loans": Loans made under Section 2.1(a)(i).

         1.2 ACCOUNTING TERMS. All accounting terms used herein shall be construed in accordance with GAAP applied consistently with those principles applied in the preparation of the financial statements referred to in Section 6.6, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP. In the event of ambiguities in GAAP, the more conservative principle or interpretation shall be used.

         1.3 USE OF DEFINED TERMS. Any defined term used in the plural preceded by "the" encompasses all members of the relevant class. Any defined term used in the singular preceded by "any" indicates any number of the members of the relevant class. Any agreement or instrument referred to in Section 1.1, or the term "Agreement", means such agreement or instrument as from time to time supplemented and amended. A definition in singular form applies to the plural form of the term, and vice versa.

         1.4 SECTION AND EXHIBIT REFERENCES, ETC. References to sections, exhibits, and the like refer to those in or attached to this Agreement unless otherwise specified.

2.       AMOUNT AND TERMS OF THE LOANS

         2.1 THE LOANS. (a) Revolving Loans. The Lender agrees to make loans to the Borrower, and the Borrower agrees to borrow from the Lender, upon request of the Borrower from time to time, up to (i) 100% of the face value of the Borrower's Eligible Warehoused Loans, and (ii) 65% of the Borrower's Eligible Stub Loans (the sum of clauses (i) and (ii) being the "Borrowing Base"); provided, that the total amount of all Loans outstanding at any time under clause (i) shall not exceed $8,000,000, and the total amount of all Loans outstanding at any time under clause (ii) shall not exceed $13,000,000 on or before the first anniversary of this Agreement and thereafter shall not exceed $24,000,000; provided, further, that the total amount of all Loans outstanding at any time under this Section 2.1(a) shall not exceed the Borrowing Base minus $1,500,000 on the date of this Agreement and minus $1,000,000 thereafter. The amounts of such Loans shall be determined in the sole discretion of the Lender to be consistent with the value of the Eligible Warehoused Loans and the Eligible Stub Loans, taking into account all fluctuations of the value thereof in light of the Lender's experience and sound business principles. Such determinations shall be subject to the requirements of good faith on the Lender's part, the Borrower's undertakings hereunder, and especially the Borrower's grant to the Lender of a security interest in the Collateral as security for the Loans and all other Obligations of the Borrower to the Lender, which will, of necessity, fluctuate in amount, and to the condition that the Lender at all times be fully secured. To the extent necessary to reduce the total amount of all Loans outstanding to the maximum amount then available under clauses (i) and (ii) of this Section 2.1, the Borrower shall pay to the Lender, on demand, the amount of outstanding Loans in excess of that maximum amount.

         The Guaranteed Portion of an Eligible SBA Loan shall be included in the Borrowing Base when the Borrower has provided the Lender with a copy of the related SBA approval and the form of the related SBA Note (to be signed at the closing of such Loan), a copy of the related form 1050 settlement sheet in the case of a multiple-disbursement SBA Loan, and such other documentation as the Lender reasonably requests, by fax or otherwise. The Non-Guaranteed Portion of an Eligible SBA Loan shall be included in the Borrowing Base (to the extent of 65%, as provided above) at such time as the original, executed SBA Note is delivered to the Lender's Agent (provided that, if such Loan is to be closed by an Escrow Agent, then 65% of the Non-Guaranteed Portion of such Eligible SBA Loan shall be included in the Borrowing Base at the same time that the Guaranteed Portion of such Loan is included in the Borrowing Base).

         (b) Overadvances. The Lender may make Overadvances as, in its sole and absolute discretion, it determines to lend. Any such Overadvances may be evidenced by a written agreement between the Lender and the Borrower, which agreement may provide, at the Lender's option, for interest and fees on such Overadvances in addition to those specified hereunder. Except to the extent otherwise provided in any such agreement, any such Overadvances shall be "Loans", shall be repayable upon demand, and shall in all other respects be subject to the terms and conditions of this Agreement.

         2.2 INTEREST AND OTHER CHARGES. The Loans shall bear interest on the average daily net balance thereof, calculated monthly, at a fluctuating rate of interest equal to the Prime Rate for Warehouse Loans, and to 1.5% per annum above the Prime Rate for Stub Loans. Changes in the rate of interest shall be effected monthly to reflect changes in the Prime Rate, as follows:
The rate shall be adjusted on the first day of each month based on the Prime Rate in effect at the close of business on the last Banking Day of the preceding calendar month. Interest shall be due and payable monthly, on the first day of each month, for the preceding month. The final payment of all accrued and unpaid interest shall be due and payable on the date that the outstanding principal amount of the Loans is paid or due and payable in full. After an Event of Default, interest shall also be due and payable upon the Lender's demand from time to time.

         The Lender shall inform the Borrower of the amount of interest due and payable as of each payment date set forth in the preceding paragraph, and the Borrower shall pay the interest when due or the Lender may, in its discretion, charge such amount to the Borrower's account under this Agreement.

         As additional consideration for the credit facility established in
Section 2.1, the Borrower agrees to pay to the Lender a fee, payable on the first day of each month for the preceding month, equal to the average unused principal portion of the stub loans facility (i.e., $13,000,000 through the first anniversary of this Agreement, and $24,000,000 thereafter, minus the average daily principal amount of Stub Loans outstanding) times 0.125% per annum.

         For interest computation purposes, Borrower's account will be credited for each remittance received on the day that the underlying funds are collected; the day of receipt of funds shall be deemed to be the following Banking Day if the receipt is after the Lender's cutoff time for receipt of funds or if such day is not a Banking Day.

         If the outstanding principal amount of the Loans becomes due and payable or if any payment of principal or interest is not timely made, or (at the Lender's option) if any Event of Default exists, interest shall accrue on the unpaid principal balance of the Loans or on such defaulted principal payment, from the date that the Loans became so due and payable or that the defaulted payment was not timely made, at a rate of 4% per annum above the Prime Rate. Changes in the rate shall be effected monthly to reflect changes in the Prime Rate as follows: The rate shall be adjusted on the first day of each month based on the Prime Rate in effect at the close of business on the last Banking Day of the preceding calendar month. Such interest shall continue to accrue until the date of payment of all principal and accrued but unpaid interest or such defaulted payment, as applicable, and shall be due and payable upon demand from time to time by the Lender.

         2.3 COMPUTATION OF INTEREST AND OTHER CHARGES. Interest on the Loans, and other periodic charges hereunder, shall be computed on the basis of a 360-day year and actual days lapsed.

         2.4 CHARGES. The Borrower and the Lender hereby agree that the only charges imposed by the Lender upon the Borrower for the use of money in connection herewith are and shall be the interest described in Section 2.2.
All other charges imposed by the Lender upon the Borrower in connection with the Loans, any commitment fees, collection fees, letter of credit fees, facility fees, origination fees, prepayment charges or early termination fees, default charges, late charges, attorneys' fees, and reimbursement for costs and expenses paid by the Lender to third parties, or for damages incurred by Lender, are and shall be deemed to be charges made to compensate the Lender for underwriting or administrative services and costs and other services or costs performed and incurred, and to be performed and incurred, by the Lender in connection with the Loans, and shall under no circumstances be deemed to be charges for the use of money.

         In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and if any such payment is made by the Borrower or received by the Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower notifies the Lender, in writing, that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent hereof that the Borrower not pay and the Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under applicable law.

         2.5 PAYMENT. All payments by the Borrower shall be made to the Lender at its address referred to in Section 11.3 hereof in lawful money of the United States of America and in immediately available funds. The Borrower shall establish a special collections account, at a bank satisfactory to the Lender (which may be an Affiliate of the Lender's), to collect payments on SBA Loans and pay them to the Lender. Payments on the Non-Guaranteed Portion of an SBA Loan shall be applied to repay the related Stub Loan, then to the other Obligations, and payments relating to the Guaranteed Portion of an SBA Loan shall be applied to repay the related Warehouse Loan, then to the other Obligations, effective when the underlying funds are actually collected. The Borrower shall notify the Lender promptly of the identity of each amount collected, and of how it should be allocated based on the preceding sentence.

         2.6 PAYMENT ON NON-BANKING DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment shall be made on the following Banking Day, and such extension of time shall be included in the computation of interest.

         2.7 EFFECTIVE DATE AND TERMINATION. This Agreement shall be effective on the date set forth in the first paragraph of this Agreement, and shall continue in full force and effect until the third anniversary of such effective date and from year to year thereafter unless terminated on any such anniversary date by either party's giving to the other not less than 60 days' prior written notice. If the Borrower terminates this Agreement other than on the third or any subsequent anniversary of this Agreement, the Borrower shall pay to the Lender an early termination fee equal to $150,000 for any termination during the first year of this Agreement, $100,000 for any termination during the second year, and $50,000 for any termination during the third or any subsequent year. Upon the occurrence of an Event of Default, the Lender shall have the right to terminate this Agreement at any time without notice. Notwithstanding any termination of this Agreement, the Lender shall retain all of its rights and remedies hereunder (including its security interest in the Collateral), and the Borrower shall continue to be bound by all the terms, conditions, and provisions hereof until all of the Obligations of every nature have been fully disposed of, concluded, finally paid, satisfied, and liquidated.

         2.8 STATEMENTS OF ACCOUNT. The Lender shall render a statement of account monthly, and, absent manifest error, such statement rendered by the Lender shall bind the Borrower and the Lender (unless the Borrower or the Lender notifies the other in writing to the contrary within 30 days after the date of each statement rendered; and any such notice shall be deemed an objection only to those items specifically objected to therein).

3.       SECURITY INTERESTS

         As security for the full payment and performance of the Obligations, the Borrower hereby grants to the Lender a security interest in all of the following property and interests in property of the Borrower, whether now owned or existing or acquired or arising in the future or in which the Borrower now has or in the future acquires any rights, and wherever located:

         (a) all SBA Loans and SBA Notes, including the Guaranteed Portion and Non-Guaranteed Portion of each, and all guarantees, collateral, and other security therefor,

         (b) all of the Borrower's accounts, inventory, general intangibles, instruments, chattel paper, documents, equipment, and other goods,

         (c) all accessions to, substitutions for, and replacements, products, and proceeds of any of the foregoing, including insurance proceeds and rental payments, and

         (d) all books and records (including customer lists, credit files, computer programs, print-outs, and other computer materials and records) pertaining to any of the foregoing.

         The Borrower shall execute and deliver all supplemental documentation that the Lender from time to time requests to perfect or maintain the perfection of the security interest granted in this Section, and shall pay (or reimburse the Lender for) the cost of filing or recording any such documentation, on demand.

4.       CONDITIONS PRECEDENT TO ADVANCES

         4.1 DOCUMENTS. The determination by the Lender to make Advances is subject to the Lender's having received the following, in form and substance satisfactory to the Lender:

                 (a)      the Guarantees,

                 (b)      the Subordination Agreement,

                 (c)      the Four-Party Agreement,

                 (d)      the Borrower's Secretary's Certificate,

                 (e)      the Borrower's CEO's Certificate,

                 (f) certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement,

                 (g)      the Opinion,

                 (h)      appropriate UCC-1 financing statements, and

                 (i) such other documentation as the Lender reasonably requests.

         4.2 OTHER CONDITIONS PRECEDENT. In addition to the foregoing, any obligation of the Lender to make each Advance is subject to the following conditions precedent: (a) the representations and warranties contained in
Section 6 (except 6.13, 6.17, and 6.19) hereof shall be correct on and as of the date of the Advances with the same effect as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; (b) since the date of the statements referred to in
Section 6.6 hereof, no materially adverse change shall have occurred in the Borrower's business, prospects, condition, affairs, operations, or assets, nor in its right or ability to carry on its operations; (c) no Default shall exist or would result from the Advance; (d) the Lender in its sole discretion determines that such Advance will be fully secured, as provided for in Section 2.1, and will not cause the outstanding balance of the Loans to exceed the limits described in Section 2.1, and (e) in the case of the first Advance, the Lender shall have received from the Borrower a non-refundable $75,000 closing fee (which shall be paid by the Lender's retention of the Borrower's $75,000 good faith deposit previously paid).

5.       CLOSING PROCEDURES.

         5.1 TRANSFERS OF SBA LOAN DOCUMENTS. Before the Lender funds an Advance for a Warehouse Loan for an SBA Loan, the Borrower shall provide the Lender with a copy of the related SBA approval and the form of the related SBA Note, a copy of the related form 1050 settlement sheet in the case of any multiple-disbursement SBA Loan, and such other documentation as Lender reasonably requests, by fax or otherwise. The Borrower shall deliver the original of each such SBA Note, any written assignment thereof, and any related Escrow Agreement to the Lender's Agent by the third Banking Day following the closing for the related SBA Loan. In addition, if the Borrower requests a Stub Loan for which the Borrowing Base would be insufficient without the Lender's having a perfected security interest in the related SBA Note, then if and to the extent that the Lender so requests, the Borrower shall execute and deliver to the Lender's Agent, or to an Escrow Agent to hold pursuant to an Escrow Agreement, the SBA Note and all other documents relating to that SBA Loan, and properly executed assignments of each such document, in recordable form acceptable to the Lender in its sole discretion.

         The originals of all such collateral, loan, and other documents shall be held by the Borrower unless specifically requested by the Lender. The Lender's Agent may hold any such specifically-requested documents until the Lender releases its security interest in such Collateral pursuant to Section
5.2 (unless an Event of Default exists, in which case the Lender shall have its right to pursue the rights and remedies), subject to the SBA's rights to such documents.

         Neither the Lender's execution of this Agreement nor its taking of any action contemplated or permitted hereunder shall constitute or be deemed to be an assumption of any of the Borrower's liabilities or obligations, and the Lender shall not thereby be deemed to have consented to any reporting requirements of, or other regulations by, the SBA, except to the extent provided in the Four-Party Agreement.

         5.2 RELEASE OF SECURITY INTEREST IN SBA COLLATERAL. Upon receipt of payment in full of an amount not less than the Guaranteed Portion of each SBA Loan, the Lender shall release its security interest in the Guaranteed Portion of such SBA Loan, but the Lender shall not release its security interest in the Non-Guaranteed Portion of such SBA Loan. Upon due payment of all amounts payable under an SBA Loan, the Lender's Agent shall return any related SBA Note that it holds.

6.       GENERAL REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lender to enter into this Agreement and to make Advances hereunder, the Borrower represents and warrants the following:

         6.1 ORGANIZATION, STANDING, ETC. The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of South Carolina, and has all requisite power and authority (corporate and otherwise) to own and operate its properties and to carry on its business as now conducted and proposed to be conducted; and the Borrower has all requisite power and authority (corporate and otherwise) to execute, deliver, and perform its obligations under this Agreement and all other documents executed in connection therewith.

         6.2 ENFORCEABILITY. This Agreement, and all other documents executed in connection with the Loans, when delivered for value received, shall constitute valid and binding obligations of the Borrower enforceable in accordance with their terms.

         6.3 QUALIFICATION. The Borrower is duly qualified, licensed, or domesticated, and in good standing as a foreign corporation duly authorized to do business, in all jurisdictions in which the character of its properties owned or the nature of its activities conducted makes such qualification, licensing, or domestication necessary, as follows: Arkansas, Colorado, District of Columbia, Florida, Georgia, Kansas, Louisiana, Maryland, Missouri, North Carolina, Texas, Virginia, and Wisconsin.

         6.4 COMPLIANCE WITH ARTICLES OF INCORPORATION, BY-LAWS, AND OTHER INSTRUMENTS, ETC. (a) The Borrower is not in violation of any material term of its articles of incorporation or by-laws, and no event, status, or condition has occurred or exists which upon notice or lapse of time, or both, would constitute a violation thereof; (b) to the best of its knowledge, the Borrower is not in violation of any material term of any mortgage, indenture, or agreement relating to outstanding borrowings to which it is a party, or of any judgment, decree, or order to which it is subject, or of any other instrument, lease, contract, or agreement to which it is a party, or of any statute, or governmental rule or regulation applicable to it, and no event, status, or condition has occurred or exists which upon the giving of notice or lapse of time, or both, would constitute a material violation of any such term; (c) the Borrower's execution, delivery, and performance of this Agreement and the other instruments and agreements provided for by this Agreement to which the Borrower is, or is to be, a party, and the carrying out of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Borrower (corporate and otherwise) and will not result in any violation of the articles of incorporation or by-laws of the Borrower, or violate or constitute a default under any term of anything described in clause
(b) above, or result in the creation of any mortgage, lien, encumbrance or charge upon any of the properties or assets of the Borrower pursuant to any term of anything described in clause (b) above; and (d) there is no term of anything described in clause (b) above which materially adversely affects or in the future may (so far as the Borrower can now foresee) materially adversely affect the Borrower's business, prospects, condition, affairs, operations, properties, or assets.

         6.5     SUBSIDIARIES.  The Borrower has no Subsidiary.

         6.6 FINANCIAL STATEMENTS. The Borrower has furnished the Lender with copies of the fiscal year-end consolidated and consolidating balance sheet of Carolina Investors, Inc. and its consolidated subsidiaries (including the Borrower) as at December 31, 1992, and the consolidated and consolidating statements of income and of cash flows of such corporations for such fiscal year, which annual financial statements have been examined by Ernst & Young, independent certified public accountants; and copies of such financial statements for each month thereafter through July 31, 1993, duly certified by the chief financial officer of Carolina Investors, Inc. Such financial statements are complete and have been prepared in accordance with GAAP applied on a basis consistent with the accounting principles applied in the preceding fiscal period, and present fairly the financial condition of the Borrower as at the dates indicated and the results of the operations of the Borrower for such periods. Such financial statements show all liabilities (direct, indirect, and contingent, including guarantee and surety obligations) of the Borrower as of the respective dates thereof, except those arising in the ordinary course of business since the date of the last of such financial statements.

         6.7 CHANGES IN FINANCIAL CONDITION. Since the date of the annual financial statements referenced in Section 6.6, there has been no change in the assets, liabilities, or financial condition of the Borrower from that set forth or reflected in the fiscal year-end balance sheet referred to in Section 6.6, other than changes in the ordinary course of business, none of which has been, either in any case or in the aggregate, materially adverse.

         6.8 TAX RETURNS AND PAYMENTS. All federal, state, and local tax returns and reports of the Borrower required to be filed have been filed, and all taxes, assessments, fees, and other governmental charges upon the Borrower, or upon any of its properties, assets, incomes, or franchises, which are due and payable in accordance with such returns and reports, have been paid, other than those presently (a) payable without penalty or interest, or (b) contested in good faith and by appropriate and lawful proceedings prosecuted diligently. The aggregate amount of the taxes, assessments, charges, and levies so contested is not material to the condition (financial or otherwise) and operations of the Borrower. The charges, accruals, and reserves on the books of the Borrower in respect of federal, state, and local taxes for all fiscal periods to date are adequate, and the Borrower knows of no unpaid assessment for additional federal, state, or local taxes for any such fiscal period or of any basis therefor.

         6.9     TITLE TO PROPERTIES AND ASSETS; LIENS; ETC.  The Borrower has
(a) good and marketable title to its properties and assets, including the Collateral and the properties and assets reflected in the fiscal year-end balance sheet referred to in Section 6.6, except properties and assets disposed of since the date of such balance sheet in the ordinary course of business, and
(b) good and marketable title to its leasehold estates and such properties, assets, and leasehold interests are subject to no covenant, restriction, easement, right, lease, or Lien, other than Permitted Liens.

         6.10 PATENTS; TRADEMARKS; FRANCHISES; ETC. The Borrower owns or has the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, and licenses, and rights with respect thereto, necessary for the conduct of its business as now conducted, without any known conflict with the rights of others, and, in each case, subject to no Lien, lease, license, or option, except as specified on Schedule 2. Each such asset or agreement is in full force and effect, and the holder thereof has fulfilled and performed all of its obligations with respect thereto. No event has occurred or exists which permits, or after notice or lapse of time or both would permit, revocation or termination, or which materially adversely affects or in the future may materially adversely affect, the rights of such holder thereof with respect thereto. No other license or franchise is necessary to the operations of the business of the Borrower as now conducted or proposed to be conducted. The Borrower does not do business (and has not done business during the last five years) under any trade names or tradestyles other than those listed on Schedule 2.

         6.11 LITIGATION, ETC. Except as specified on Schedule 3, there are no actions, proceedings, or investigations, however described or denominated, pending or (to the knowledge of the Borrower) threatened (or any basis therefor known to the Borrower) which, either in any case or in the aggregate, might result in any materially adverse change in the Borrower's business, prospects, condition, affairs, operations, properties, or assets, or in its right or ability to carry on its operations as now conducted or proposed to be conducted, or might result in any material liability on the part of the Borrower, and none which questions the validity of this Agreement or any of the other instruments or agreements provided for by this Agreement or of any action taken or to be taken in connection with the transactions contemplated hereby or thereby.

         6.12 ADVERSE DEVELOPMENTS. Since the date of the latest financial statements referred to in Section 6.6, neither the financial condition, business operations, affairs, or prospects of the Borrower, nor its properties or assets, have been materially adversely affected in any way as the result of any legislative or regulatory change, or any revocation, amendment, or termination, or any pending or threatened such action, or any franchise or license or right to do business, or any fire, explosion, flood, drought, windstorm, earthquake, accident, casualty, labor trouble, riot, condemnation, requisition, embargo or Act of God or the public enemy or of armed forces, or otherwise, whether or not insured against.

         6.13 DISCLOSURE. To the best of the Borrower's knowledge, neither this Agreement nor the financial statements referred to in Section 6.6 nor any other document, certificate or statement furnished to Lender by or on behalf of the Borrower in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

         6.14 MARGIN SECURITIES. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of the Loans has been or will be used, directly or indirectly, to purchase or carry any margin securities within the meaning of Regulation U.

         6.15 INVESTMENT COMPANY. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         6.16 ERISA. The Borrower and each Plan is in compliance with those portions of ERISA and the Code pertaining to each Plan. No Plan that is subject to the minimum funding standards of ERISA or the Code has incurred any accumulated funding deficiency within the meaning of ERISA or the Code. The Borrower has not incurred, and no facts lead the Borrower to believe it will incur, any liability to the Pension Benefit Guaranty Corporation in connection with any Plan. The assets of each Plan that is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan which the Pension Benefit Guaranty Corporation would guarantee the payment thereof if such Plan terminated, and are also sufficient to provide all other benefits due under the Plan. No Reportable Event has occurred and is continuing with respect to any Plan. No Plan nor any trust created under a Plan, nor any trustee or administrator thereof, has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any Plan, any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust, to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code.

         The Borrower is not required to contribute to and is not contributing to a "multiemployer pension plan" (as defined in the Multiemployer Pension Plan Amendments Act of 1980), and the Borrower has no "withdrawal liability" (as defined in such Act) to any multiemployer pension plan.

         6.17 LOCATIONS. The Borrower's principal place of business and chief executive office is located at its address specified in Section 11.3.

         6.18    SOLVENCY.  The Borrower is Solvent.

         6.19 NAME CHANGE; MERGER. During the past five years, the Borrower has not changed its corporate name or been party to a merger or consolidation, except as specified in Schedule 2.

7.       AFFIRMATIVE COVENANTS.

         The Borrower covenants, for so long as any Loan is outstanding or any of the other Obligations remains unpaid or unperformed, as follows:

         7.1     INSURANCE.   The Borrower shall insure its property against
all risks to which it is exposed, including loss, damage, fire, theft, and all other such risks, and in such amounts, as would be prudent for similar businesses similarly situated, including loss, damage, fire, theft, and all other such risks, and in such amounts, with such companies, under such policies, and in such form as shall be satisfactory to the Lender. In addition, the Borrower will maintain comprehensive public liability and worker's compensation insurance and such other insurance against loss or damage as are customarily carried by corporations similarly situated, with reputable insurers, in such amounts, with such deductibles, and by such methods as shall be adequate and in any event in amounts of not less than the amounts generally maintained by other companies engaged in similar businesses.

         7.2 TAXES AND LIABILITIES. The Borrower shall pay and discharge, when due, all taxes, assessments, and governmental charges or levies imposed upon it or its income or profits, or against its properties, and all lawful claims which, if unpaid, might become a lien or charge upon any of its properties; provided, that the Borrower shall not be required to pay any such tax, assessment, charge, levy, or claim so long as it is being contested in good faith and by appropriate and lawful proceedings diligently pursued and with respect to which adequate reserves have been set aside on its books.

         7.3 ACCOUNTING; FINANCIAL STATEMENTS; ETC. The Borrower will deliver to Lender:

                 (a) within 30 days after the end of each of the first 11 months in each fiscal year of the Borrower a consolidating balance sheet of Carolina Investors, Inc. and its consolidated subsidiaries (including the Borrower), as at the end of such period and statements of income and of cash flows of such corporations for such period and for the year-to-date period then ended, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, in form and detail as reasonably required by the Lender, and certified as complete and correct by the chief financial officer of Carolina Investors, Inc. or of the Borrower, together with a certificate by such officer stating that, as of the date of such certification, no Default exists (or, if any Default exists, specifying the nature thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto);

                 (b) within 90 days after the end of each fiscal year, a consolidated balance sheet of Emergent Group, Inc. and a consolidating balance sheet of Carolina Investors, Inc. and its consolidated subsidiaries (including the Borrower) as at the end of such fiscal year, and statements of profit and loss, shareholders' equity, and changes in cash flows of such corporations for such year, setting forth in each case in comparative form the figures for the previous fiscal year in form and detail as reasonably required by the Lender, and accompanied by an unqualified report and opinion on such financial statements (including on the supplemental schedules) from Elliot Davis & Company (or other certified public accountants satisfactory to the Lender), which report and opinion shall be prepared in accordance with GAAP, together with a certificate by the chief financial officer of Carolina Investors, Inc. or of the Borrower of the character specified in Section 7.3(a), and a certificate by such accountants stating whether or not their examination has disclosed the occurrence or existence of any Default, and, if their examination has disclosed a Default, specifying the nature and period of existence thereof, and demonstrating as at the end of such accounting period in reasonable detail compliance during such accounting period with Sections 6.18, 7.6, 7.13, 7.14, 7.15, 7.16, 8.10, 8.11, and 8.12;

                 (c) copies of all other statements or reports prepared by or supplied to the Borrower by its accountants or auditors reflecting the financial position of the Borrower;

                 (d) within 30 days after the end of each fiscal year, Projections for the next three years, year- by-year;

                 (e) within 90 days after the end of each fiscal year, financial statements, of the type described in Section 7.3(b), for each Guarantor (excluding Emergent Financial Corporation, so long as it does not produce such financial statements); and

                 (f) with reasonable promptness, such other data and information as the Lender from time to time reasonably requests.

         7.4 INSPECTION. The Borrower will permit authorized representatives designated by the Lender to visit and inspect any of the properties of the Borrower, including its books and records (and to make extracts therefrom), and to discuss its affairs, finances, and accounts with its officers, directors, employees, and accountants, all at such reasonable times and as often as the Lender reasonably requests. The Borrower will at all times keep accurate and complete records with respect to the Collateral. The Borrower will pay $2,500 to the Lender as compensation for each field examination performed (currently anticipated to total four per year absent a Default).

         7.5 MAINTENANCE OF CORPORATE EXISTENCE; COMPLIANCE WITH LAWS. The Borrower shall at all times preserve and maintain in full force and effect its corporate existence, powers, rights, licenses, permits, and franchises in the jurisdiction of its incorporation, and shall operate in full compliance with all applicable laws, statutes, regulations, certificates of authority, and orders in respect of the conduct of its business, and shall qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or appropriate in view of its business and operations.

         7.6 USE OF PROCEEDS. The proceeds of the Loans will be used solely for repaying existing debt, and for general corporate purposes. No part of the proceeds will be used to cause a violation of Section 6.14.

         7.7 NOTICE OF DEFAULT. The Borrower shall promptly notify the Lender and the SBA in writing upon the occurrence or existence of any known Default, and shall provide to the Lender and the SBA with such written notice a detailed statement by a responsible officer of the Borrower of all relevant facts and the action being taken or proposed to be taken by the Borrower with respect thereto.

         7.8 MAINTENANCE OF PROPERTIES. The Borrower shall maintain or cause to be maintained in good repair, working order, and condition all properties used or useful in its business, and from time to time will make or cause to be made all appropriate repairs, renewals, and replacement thereof. The Borrower will not do or permit any act or thing which might impair the value or commit or permit any waste of its properties or any part thereof or permit any unlawful occupation, business, or trade to be conducted on or from any of its properties.

         7.9 NOTICE OF ERISA DEVELOPMENTS. As soon as possible and in any event within 30 days after the Borrower knows or has reason to know of any Reportable Event or "prohibited transaction" (as defined in Section 6.16) with respect to any Plan or that the Pension Benefit Guaranty Corporation or the Borrower has instituted or will institute proceedings under ERISA to terminate a Plan subject to Title IV of ERISA, or a partial termination of a Plan has or is alleged to have occurred, or any litigation regarding a Plan or naming the trustee of a Plan or the Borrower with respect to a Plan is threatened or instituted, the Borrower shall provide to the Lender the written statement of the chief financial officer of the Borrower setting forth details of such Reportable Event, prohibited transaction, termination proceeding, partial termination, or litigation and the action being or proposed to be taken with respect thereto, together with copies of the notice of such Reportable Event or any other notices, applications, or forms submitted to the Pension Benefit Guaranty Corporation, Internal Revenue Service, or United States Department of Labor, and copies of any notices or correspondence received from the Pension Benefit Guaranty Corporation, Internal Revenue Service, or United States Department of Labor, and copies of any pleadings, notices, or other documents relating to such litigation.

         7.10 NOTICE OF LITIGATION OR ADVERSE CHANGE. The Borrower shall promptly give to the Lender written notice (a) of all threatened or actual actions, suits, investigations, or proceedings by or before any court, arbitrator, or governmental department, commission, board, bureau, agency or other instrumentality (state, federal, or foreign), affecting the Borrower or the rights or other properties of the Borrower, except any litigation or proceedings which is not likely to affect the financial condition of the Borrower or to impair the right or ability of the Borrower to discharge the Obligations; (b) of any materially adverse change in the condition (financial or otherwise) of the Borrower; and (c) of any seizure or levy upon any part of any of the Borrower's properties under any process or by a receiver.

         7.11 PAYMENT OF LOANS. The Borrower shall punctually pay the principal and interest on the Loans, and all other sums falling due hereunder or under any other documents executed in connection with the Loans, in accordance with the terms hereof and thereof.

         7.12 NOTIFICATION OF CHANGE OF NAME OR BUSINESS LOCATION. The Borrower shall notify the Lender immediately of each change in the Borrower's corporate name and trade names, in the location of the Borrower's principal place of business, in each location where any of the Collateral is kept, and the office where the Borrower's books and records are kept.

         7.13 TANGIBLE NET WORTH. The Borrower shall maintain at all times a Tangible Net Worth of not less than $9,000,000 during 1993, $9,500,000 during 1994, $10,000,000 during 1995, and $10,500,000 during 1996, and continuing to increase by $500,000 each fiscal year thereafter.

         7.14 RATIO OF TOTAL LIABILITIES TO TANGIBLE NET WORTH. The Borrower shall maintain at all times a ratio of Total Liabilities to Tangible Net Worth of not more than 3 to 1.

         7.15 SUBORDINATED DEBT. The Borrower shall at all times maintain a principal amount of Subordinated Debt of at least $8,500,000.

         7.16 INTEREST COVERAGE RATIO. The Borrower shall maintain during each consecutive four-quarter period (or such lesser number of quarters for which this Agreement has been in effect) a ratio of EBIT to Interest on NationsBank Debt of at least 1.5 to 1.

8.       NEGATIVE COVENANTS.

         The Borrower covenants, for so long as any of the Loans is outstanding or any of the other Obligations remains unpaid or unperformed, as follows:

         8.1 DEBT. The Borrower will not obtain or attempt to obtain from any party (other than for the purpose of repaying the Obligations in full) any loans, advances, or other financial accommodations or arrangements other than
(a) the Obligations, (b) the Subordinated Debt, (c) debt underlying any purchase money security interest permitted by Section 8.2 not to exceed, in aggregated principal amount, $100,000 at any one time outstanding, (d) unsecured borrowings not to exceed in the aggregate $500,000 at any one time outstanding, and (e) unsecured trade credit, incurred in the ordinary course of business, having commercially customary terms.

         8.2 LIENS. The Borrower shall not create, incur, assume, or suffer to exist any Lien of any kind upon any of its property or assets (including the Collateral), whether now owned or hereafter acquired, except (a) Liens in favor of the Lender; (b) Liens existing on the date hereof and specified on Schedule 1; (c) Liens on property securing all or part of the purchase price of such property if (1) such Lien is created contemporaneously with the acquisition of such property, (2) such Lien attaches only to the specific item(s) of property so acquired, (3) such Lien secures only the debt incurred to acquire such property, and (4) the debt secured by such Lien is permitted by Section 8.1; and (d) Liens for taxes, or for other claims, that are not then due.

         8.3 GUARANTEES. The Borrower shall not guarantee, endorse, become surety with respect to, or otherwise become directly or contingently liable for or in connection with the obligations of any other Person, except by endorsement of negotiable instruments for deposit or collection and similar transactions in the ordinary course of business.

         8.4 PLAN LIABILITIES. The Borrower shall not permit the aggregate present value of accrued benefits of any Plan subject to Title IV of ERISA, computed in accordance with actuarial principles and assumptions applied on a uniform and consistent basis by an enrolled actuary of recognized standing acceptable to the Lender, to exceed the aggregate value of assets of the Plan, computed on a fair market value basis, or permit the aggregate present value of vested benefits of any Plan subject to Title IV of ERISA, computed in accordance with actuarial principles and assumptions applied on a uniform and consistent basis by an enrolled actuary of recognized standing acceptable to the Lender, to exceed the aggregate value of assets of the Plan, computed on a fair market value basis.

         8.5 FISCAL YEAR. The Borrower will not change its fiscal year from a year ending on December 31 without prior written notice to the Lender.

         8.6 OTHER TRANSACTIONS. The Borrower will not engage in any transaction with any of its officers, directors, employees, or Affiliates, except for an "arms-length" transaction on terms no more favorable to the other party than would be granted to an unaffiliated Person, which transaction shall be approved by its disinterested directors and shall be disclosed in a timely manner to the Lender before being consummated.

         8.7 MERGER; SUBSIDIARY; ETC. The Borrower will not merge or consolidate with any other corporation, form or acquire any Subsidiary, or issue any share of capital stock.

         8.8 SALE OF ASSETS. The Borrower will not sell, lease or otherwise transfer all or any substantial part of its assets material to its operations, except in the ordinary course of its business; provided, that it may in any calendar year dispose of items of equipment having an aggregate market value of not more than $50,000 if it uses the proceeds of such disposition to acquire property of a similar nature.

         8.9 CHANGES IN BUSINESS. The Borrower will not engage in any business other than the business presently conducted by it on the date of this Agreement and business of substantially the same type or directly related thereto.

         8.10 DIVIDENDS AND REDEMPTIONS. The Borrower will not declare or pay any dividend (other than a dividend payable solely in common stock of the Borrower) on any share of any class of its capital stock, or apply any of its property or assets to the purchase, redemption, or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Borrower.

         8.11 LOANS. The Borrower will not make any loans or advances to or extend any credit to any Person except (a) the extension of trade credit in the ordinary course of business, and (b) advances to employees not to exceed to any one employee a total of $5,000 outstanding.

         8.12 PLEDGE OF CREDIT. The Borrower will not pledge the Lender's credit for any purpose whatsoever.

         8.13 INVESTMENTS. The Borrower shall not purchase, acquire, or otherwise invest in any Person except: (a) Eligible SBA Loans, (b) direct obligations of the United States of America maturing within one year from the acquisition thereof, (c) certificates of deposit issued by, or investment accounts in, banks or financial institutions having a net worth of not less than $50,000,000, (d) commercial paper rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., (e) overnight repurchase agreements issued by the Lender or any corporate Affiliate of the Lender's, or
(f) assets received from foreclosing on an SBA Loan.

         8.14 CAPITAL EXPENDITURES. The Borrower shall not make or incur Capital Expenditures in excess of $100,000 during any fiscal year of the Borrower, unless the Lender gives its prior written consent (which shall not be unreasonably withheld).

9.       POWER OF ATTORNEY.

         Subject to the terms of the Four-Party Agreement, the Borrower hereby appoints and constitutes the Lender as its attorney-in-fact to do any of the following if an Event of Default exists: to receive, open, and dispose of all mail addressed to the Borrower pertaining to Collateral (or appearing to the Lender possibly to pertain to Collateral); to notify the postal authorities to change the address and delivery of mail addressed to the Borrower to such address as the Lender shall designate; to endorse the Borrower's name upon any notes, acceptances, checks, drafts, money orders, and other forms of payment that come into the Lender's possession, and to deposit or otherwise collect the same; to sign the Borrower's name on any document relating to any Collateral; to execute in the name of the Borrower any affidavits and notices with regard to any and all lien rights; and to do all other acts and things necessary to carry out this Agreement. The Borrower hereby waives notice of presentment, protest, and dishonor of any instrument so endorsed by the Lender.

         All the Lender's acts as attorney-in-fact are hereby authorized, ratified, and approved by the Borrower, and the Borrower agrees that, as attorney-in-fact, the Lender shall not be liable for any acts of omission or commission, nor for any error of judgment or mistake of fact or law, except to the extent of loss or damage caused directly and primarily by the Lender's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as this Agreement remains in effect or any of the Obligations remains outstanding.

10.      REMEDIES.

         Upon the occurrence of any Event of Default, and at any time thereafter, the entire outstanding principal amount of the Loans, together with all accrued but unpaid interest thereon, and all other of the Obligations shall, at the option of the Lender, immediately become absolute and due and payable, without presentation, demand of payment, protest, notice for demand of payment, protest and notice of nonpayment, or any other notice of any kind with respect thereto, all of which are hereby expressly waived by the Borrower to the full extent permitted by law. Subject to the terms of the Four-Party Agreement, the Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and other applicable law in Georgia or any other applicable jurisdiction. The Borrower agrees, after the occurrence of any Event of Default, immediately to assemble at the Borrower's expense all the Collateral at a convenient place acceptable to the Lender, and to surrender such property to the Lender. The Borrower agrees to pay all costs that the Lender pays or incurs to collect the Obligations or enforce its rights hereunder. The Borrower agrees that the Lender may charge the Borrower's account for, and that the Borrower will pay on demand, all costs and expenses, including 15% of the total amount involved as attorneys' fees (not to exceed the amount of attorneys' fees actually incurred), incurred: (i) to liquidate any Collateral, (ii) to obtain or enforce payment of any Obligations, or (iii) to prosecute or defend any action or proceeding either against the Lender or against the Borrower concerning any matter growing out of or connected with this Agreement or any Receivable or any Obligation. The Borrower agrees that the Lender may apply any proceeds from disposing of the Collateral first to any security interest(s), lien(s), or encumbrance(s) prior to the Lender's security interest.

         The Lender shall be entitled to hold or set off any sums and all other property of the Borrower's, at any time to the credit of the Borrower or in the possession of the Lender, whether by pledge or otherwise, or upon or in which the Lender may have a lien or security interest.

         Recourse to security shall not at any time be required, and the Borrower shall at all times remain liable for the repayment to the Lender of all Obligations in accordance with their terms, regardless of the existence or non- existence of any Event of Default.

         Notwithstanding the foregoing, the Lender shall refrain from any action with respect to the Collateral under this Section 10 until it has given the SBA written notice of the occurrence of an Event of Default, and the Lender agrees that its right to take action with respect to the Collateral shall in all events be subject to the SBA's rights under the Four-Party Agreement, particularly Section 6 thereof.

11.      MISCELLANEOUS.

         11.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Lender in exercising any right, power, or remedy hereunder, or under any other document or agreement given by the Borrower or received by the Lender in connection herewith, shall operate as a waiver thereof, and no waiver shall be valid unless in writing signed by the Lender (and then only to the extent therein stated); nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder or thereunder. The remedies herein and therein provided are cumulative and not exclusive of any remedies provided by law or in equity.

         11.2 AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of this Agreement or of any other document or agreement given by the Lender or received by the Borrower in connection herewith, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless it is in writing and signed by the Lender (and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given). No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         11.3 ADDRESSES FOR NOTICES, ETC. All notices, requests, demands, and other communications provided for hereunder, other than routine communications in the ordinary course of business, shall be in writing (including telecopies) and mailed, telecopied, or delivered as follows:

                 if to the Borrower:

                 Emergent Business Capital, Inc.
                 P.O. Box 17526
                 Greenville, South Carolina 29606
                 Attention: Keith B. Giddens
                 Fax:  (803) 271-8374

                 with a copy to:

                 Cary H. Hall, Jr.
                 Wyche, Burgess, Freeman & Parham

                 44 East Camperdown Way
                 Greenville, South Carolina 29601
                 Fax:  (803) 235-8900

                 if to the Lender:

                 NationsBank of Georgia, N.A.
                 Business Credit Division
                 P. O. Box 3406
                 Atlanta, Georgia 30302-3406
                 Attention: Mark Amoroso
                 Fax:  (404) 607-6439

                 if to the SBA:

                 U.S. Small Business Administration
                 409 3rd Street
                 Washington, D.C. 20416
                 Attention:  Office of Financial Institutions
                 Fax:  (202) 205-6490

or, as to each party, at such other address as it designates in a written notice to the other party complying as to the delivery with the terms of this Section. Except as otherwise expressly provided in this Agreement, all such notices, requests, demands, and other communications shall, when mailed or telecopied, be effective two Banking Days after being deposited in the mails (postage paid) or when sent over a telecopier owned or operated by a party hereto with an answerback response set forth on the sender's copy of the document, addressed as aforesaid, and otherwise shall be effective upon receipt.

         11.4 COSTS, EXPENSES, AND TAXES. The Borrower shall pay to the Lender, on demand, all costs and expenses paid or incurred by the Lender in connection with the preparation, reproduction, execution, delivery, administration, or enforcement of this Agreement and other instruments and documents from time to time delivered in connection with this Agreement, including the fees and expenses of counsel for the Lender, and in connection with the Lender's initial evaluation of the line of credit contemplated by this Agreement (including travel and field exam expenses). In addition, the Borrower shall pay any and all stamp and other taxes and recording and filing fees payable or determined to be payable in connection with the execution and delivery of this Agreement and all other instruments and documents from time to time delivered in connection with this Agreement, and shall save and hold harmless the Lender from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes or fees.

         11.5 COMMERCIAL TRANSACTION. THE BORROWER HEREBY ACKNOWLEDGES THAT THE OBLIGATIONS AROSE OUT OF A "COMMERCIAL TRANSACTION" (AS DEFINED IN O.C.G.A.
Section 44-14-260(1), CONCERNING FORECLOSURE OF INTERESTS IN PERSONAL PROPERTY), AND AGREES THAT AFTER ANY EVENT OF DEFAULT (AS "Event of Default" IS DEFINED IN SECTION 1.1), THE LENDER SHALL HAVE THE RIGHT TO AN IMMEDIATE WRIT OF POSSESSION WITHOUT NOTICE OR HEARING. THE BORROWER KNOWINGLY AND INTELLIGENTLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO ANY NOTICE OR POSTING OF A BOND BY THE LENDER PRIOR TO SEIZURE BY THE LENDER (OR THE

LENDER'S TRANSFEREES, ASSIGNS, OR SUCCESSORS IN INTEREST) OF THE COLLATERAL OR ANY PORTION THEREOF. THIS IS INTENDED BY THE BORROWER AS A "WAIVER" AS DEFINED IN O.C.G.A. Section 44-14-260(3) (RELATING TO FORECLOSURE OF INTERESTS IN PERSONAL PROPERTY).

         11.6 SUCCESSORS AND ASSIGNS. All of the terms of this Agreement, and each of the documents and agreements executed and delivered pursuant to this Agreement, shall bind, benefit, and be enforceable by the successors and assignees of the parties hereto, whether so expressed or not. The Borrower shall not assign or transfer this Agreement, or any of its rights hereunder, without the prior written consent of the Lender.

         11.7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants, and agreements contained herein or made in writing by the Borrower in connection herewith shall survive the execution and delivery of this Agreement and any and all other documents and instruments relating to or arising out of any of the foregoing.

         11.8    TIME IS OF THE ESSENCE.  Time is of the essence of this
Agreement.

         11.9 HEADINGS. The headings in this Agreement are for convenience of reference only, and are not a substantive part of the agreement.

         11.10 ENTIRE AGREEMENT. This Agreement and the Four-Party Agreement embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

         11.11 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. In case any one or more of the provisions in this Agreement shall for any reason be held to be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         11.12 COUNTERPARTS. This Agreement may be executed in separate counterparts.

         11.13 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT AND THE OTHER DOCUMENTS AND AGREEMENTS EXECUTED IN CONNECTION HEREWITH (UNLESS SPECIFICALLY STIPULATED TO THE CONTRARY IN SUCH DOCUMENT OR AGREEMENT), AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF GEORGIA (DISREGARDING ANY CONFLICTS-OF-LAWS RULE THAT WOULD APPLY THE LAW OF ANY OTHER JURISDICTION). THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN ATLANTA, GEORGIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS OR AGREEMENTS DESCRIBED OR CONTEMPLATED HEREIN, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH UNITED STATES FEDERAL OR STATE COURT. SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED ON THE BORROWER IN ANY SUCH ACTION OR

PROCEEDING MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWER IN ACCORDANCE WITH SECTION 11.3 HEREOF.

         11.14 WAIVER OF TRIAL BY JURY. THE BORROWER AND THE LENDER EACH WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO TRANSACTIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS DESCRIBED OR CONTEMPLATED HEREIN.

         In witness whereof, the Borrower and the Lender have executed this Loan and Security Agreement.


                                       Emergent Business Capital, Inc.
[Seal]

                                       By:/s/
                                          -----------------------------------
                                                Title:

Attest:


By:/s/
   -----------------------------------
   Secretary


         Accepted this ___ day of December, 1993, in Atlanta, Georgia.


                                       NationsBank of Georgia, N.A.


                                       By:/s/
                                          -----------------------------------
                                            Title:

                                                                       EXHIBIT A

                       Borrower's Secretary's Certificate
                               for the Benefit of
                          NationsBank of Georgia, N.A.



         I, Kevin Mast, Secretary of Emergent Business Capital, Inc. (the "Borrower"), a South Carolina corporation, hereby certify that:

         1. Attached hereto as Exhibit 1 is a certified copy of the articles of incorporation of the Borrower as originally filed, together with all amendments thereto.

         2. Attached hereto as Exhibit 2 is a true and correct copy of the by-laws of the Borrower. Those by-laws have not been amended, modified, or revoked, and are in full force and effect as of the date hereof.

         3. Attached hereto as Exhibit 3 is a good standing certificate for the Borrower issued by the South Carolina Secretary of State on August 11,
1993.

         4. The Borrower has since the date of the certificate referred to in para. 3 above through the date hereof remained in good standing under the laws of the state of South Carolina.

         5. No suit or proceeding for the dissolution or liquidation of the Borrower has been instituted or is now threatened.

         6. Attached hereto as Exhibit 4 is a true and complete copy of resolutions of the Board of Directors of the Borrower, adopted at a meeting duly called and held on December 29, 1993, at which meeting a quorum for the transaction of business was present and acting throughout. The corporate action in adopting those resolutions was duly taken at that meeting in accordance with the provisions of law and of the Borrower's articles of incorporation and by-laws, and those resolutions are now in full force and effect and have not been modified in any respect.

        7. The resolutions referred to in para. 6 authorized the Borrower and its officers referred to therein to execute and deliver, and to do all things necessary or appropriate for the payment and performance of all the Borrower's obligations under, the Loan and Security Agreement (the "Agreement") dated as of December 29, 1993, between NationsBank of Georgia, N.A. (the "Lender") and the Borrower, and all certificates, agreements and other documents to be executed and delivered to the Lender by the Borrower pursuant to the Agreement, and pursuant to the specific resolutions referred to in para. 6.

         8. The following persons have been duly elected, have duly qualified, as of the date of the execution of the Agreement were, and on the date hereof are, officers of the Borrower, holding the offices set opposite their names below, and the signatures set opposite their names below are their genuine signatures:

       Name                               Title                          Signature
       ----                               -----                          ---------
Keith B. Giddens          Chief Executive Officer
                                                            -----------------------------------------

Kevin Mast                  Vice President, Secretary
                                                            -----------------------------------------
                             and Treasurer


         9. Attached hereto as Exhibit 5 is a true and complete copy of the April 17, 1992 Loan Guaranty Agreement (Deferred Participation) between the Borrower and the SBA. That Agreement is now in full force and effect and has not been modified in any respect.

         IN WITNESS WHEREOF, I have signed this Certificate and affixed to it the Borrower's corporate seal on December __, 1993.


                                        ----------------------------------------

                                                                    Secretary

[Seal]

                                   EXHIBIT 4



                                      ----

                        Board of Directors' Resolutions

                                      ----

         RESOLVED, that the officers of this Corporation be and they hereby are jointly and severally authorized and directed to borrow from NationsBank of Georgia, N.A. ("NationsBank"), from time to time, on behalf of this Corporation, such sums as they or any of them may deem necessary or desirable in connection with the operation of the business of this Corporation, upon such terms and conditions as shall be obtained through negotiation with NationsBank, and to execute one or more or financing agreements and promissory notes in respect thereto in the name of this Corporation for the payment of such amounts so borrowed, and further to extend, renew, renegotiate, refinance, or otherwise modify such terms and conditions by agreement with NationsBank.

         FURTHER RESOLVED, that the officers of this Corporation be and they hereby are jointly and severally authorized and directed to request, from time to time, on behalf of this Corporation, as they deem necessary or desirable for the operation of the business of this Corporation, that NationsBank make advances and overadvances to this Corporation, such advances and overadvances to become subject to the terms and conditions of any agreement with regard to the loan financing of accounts receivable existing at the time of such request or any modification, extension, renewal, or renegotiation thereof.

         FURTHER RESOLVED, that the officers of this Corporation be and they hereby are jointly and severally authorized and directed, from time to time, on behalf of this Corporation, to secure any such loans, advances, overadvances, or other indebtedness to NationsBank however arising, by pledging, or by granting full lien rights and full security title and security interest in and to, any and all of the assets of this Corporation, both real and personal, and such officers are jointly and severally authorized to execute any and all instruments necessary or desired by NationsBank in any manner as may now or hereafter be recognized by the laws of the United States or any state, or of any foreign state.

         FURTHER RESOLVED, that any such officers of this Corporation be and are hereby jointly and severally authorized and directed, on behalf of this Corporation, to do such other things and to execute such other documents as may be necessary or desirable to effect the foregoing transactions, including the execution of financing statements and such other notices or instruments as may be necessary or requested by NationsBank.

         FURTHER RESOLVED, that all acts and deeds of any officer of this Corporation heretofore performed on behalf of this Corporation in entering into, executing, performing, carrying out, or otherwise pertaining to the arrangements and intentions authorized by these resolutions be and they hereby are ratified, approved, confirmed, and declared binding upon this Corporation.

         FURTHER RESOLVED, that the Secretary of this Corporation shall certify to NationsBank the names of the presently duly elected and qualified officers of this Corporation and shall from time to time hereafter as each change in identity of those officers is made, immediately certify such change to

NationsBank, and NationsBank shall be fully protected in relying on such certification(s) (or the absence thereof), and shall be indemnified and saved harmless by this Corporation from any claim, demand, expense, loss, or damage resulting from or growing out of honoring the signature of any officer so certified or for refusing to honor any signature not so certified.

         FURTHER RESOLVED, that the foregoing resolutions shall remain in full force and effect until the close of business on the banking day after written notice of their amendment or rescission shall have been received by NationsBank and that receipt of such notice shall not affect any action taken by NationsBank prior thereto.

         FURTHER RESOLVED, that the Secretary of this Corporation be, and hereby is, authorized and directed to certify to NationsBank the foregoing resolutions and that the provisions thereof are in accordance with the provisions of law and of the articles of incorporation and by-laws of this Corporation.

                                   EXHIBIT B



                          Borrower's CEO's Certificate
                               for the Benefit of
                          NationsBank of Georgia, N.A.



         I, Keith B. Giddens, Chief Executive Officer of Emergent Business Capital, Inc. (the "Borrower"), a South Carolina corporation, do hereby certify, pursuant to Section 4.1 of the Loan and Security Agreement (the "Agreement") between NationsBank of Georgia, N.A. (the "Lender") and the Borrower, dated as of December ___, 1993, that Kevin Mast has been duly elected, has duly qualified, as of the date of the execution of the Agreement was, and on the date hereof is, the Secretary of the Borrower, and that the signature appearing below is a true specimen of his signature.


- --------------------------
Kevin Mast, Secretary


                                       December ___, 1993.




                                       -----------------------------------------
                                       Keith B. Giddens, Chief Executive Officer

                                   EXHIBIT C



                          [To Be Retyped on Letterhead
                          of Counsel to the Borrower]

                                                              December ___, 1993




NationsBank of Georgia, N.A.
P.O. Box 3406
Atlanta, Georgia 30302-3406

         Re: Emergent Business Capital, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Emergent Business Capital, Inc. (the "Borrower"), a South Carolina corporation, in connection with its execution and delivery of the December ___, 1993 Loan and Security Agreement (the "Loan Agreement") between it and you, and certain related documents. Unless otherwise specified in this opinion letter, the terms used herein have the same meanings as in the Loan Agreement.

         We also have acted as counsel to the Guarantors in connection with the execution and delivery by each of its Guarantee and the execution and delivery by Carolina Investors, Inc. ("Carolina") of the Subordination Agreement.

         In so acting, we have examined the Loan Agreement, the Four-Party Agreement, and the Subordination Agreement (the "Borrower Documents"), and each Guarantee, and originals or copies of all other documents that we deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         Based upon the foregoing, we are of the opinion that:

                 (1) The Borrower is a corporation duly organized and validly existing in good standing under the laws of South Carolina, and has all requisite power and authority to conduct its business, to own and operate its properties, and to execute, deliver, and perform all of its obligations under the Borrower Documents. The Borrower has no Subsidiary. The Borrower is duly qualified, licensed, or domesticated and in good standing as a foreign corporation duly authorized to do business in all jurisdictions in which the character of its properties owned or the nature of its activities conducted makes such qualification, licensing, or domestication necessary (as set forth in Section 7.3 of the Loan Agreement).

                 (2) The Borrower's execution, delivery, and performance of the Borrower Documents have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of shareholders of the Borrower or violate the articles of incorporation, by-laws, or

Securities of the Borrower, (b) violate any provision of any law, rule, or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) of the United States or of South Carolina, or, to the best of our knowledge, any order, judgment, injunction, decree, determination, or award of any court, arbitrator, or governmental department, agency, or other instrumentality, (c) to the best of our knowledge, result in a breach of or constitute a default under any agreement or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (d) result in, or require, to the best of our knowledge, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower (other than the Liens created by the Loan Documents). To the best of our knowledge, the Borrower is not in violation of any provision of any of the items described in clause (b) of this paragraph or in default under any provision of any of the items described in clause (c) of this paragraph.

                 (3) No authorization, consent, approval, license, or exemption of, or filing or registration with, any court or governmental department, agency, or other instrumentality of the United States or of South Carolina is or will be necessary to the Borrower's valid execution, delivery, or performance of the Borrower Documents or for the payment to the Lender of all sums due and payable thereunder.

                 (4) The Borrower Documents have each been duly executed and delivered by the Borrower, and constitute the Borrower's legal, valid, and binding obligations, enforceable against the Borrower in accordance with their terms, except as limited by bankruptcy, insolvency, and similar laws affecting creditors' rights generally and by general principles of equity.

                 (5) To the best of our knowledge, there are no actions, suits, or proceedings pending or threatened against or affecting the Borrower or any of the Guarantors or the properties of the Borrower or any of the Guarantors before any court, arbitrator, or governmental department, commission, board, bureau, agency, or other instrumentality (state, federal, or foreign) which, if determined adversely to the Borrower or any of the Guarantors, would have a materially adverse effect on the financial condition, properties, or operations of the Borrower or any of the Guarantors, or create a Lien on any property of the Borrower or any of the Guarantors.

                 (6) You should perfect all the security interests granted under the Loan Agreement (in Collateral for which a security interest can be perfected by filing UCC-1 financing statements) by filing a UCC-1 financing statement in the attached form with the South Carolina Secretary of State.
Upon the filing of such financing statement, you will have a perfected first-priority security interest in such Collateral, and no further recording or filing in South Carolina or any other jurisdiction is necessary or advisable in order to establish and perfect such first-priority security interest.

                 (7) Each Guarantee has been duly authorized, executed, and delivered by the Guarantor named therein, and constitutes such Guarantor's legal, valid, and binding obligation, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws affecting creditors' rights generally and by general principles of equity.

                 (8) The Subordination Agreement has been duly authorized, executed, and delivered by Carolina, and constitutes Carolina's legal, valid, and binding obligation, enforceable against Carolina in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws affecting creditors' rights generally and by general principles of equity.

         This opinion is limited to the laws of the United States and of South Carolina. The opinion in paragraph no. 4 is given as if the laws of South Carolina governed the Borrower Documents, despite their express choice of Georgia law as the law governing their construction and interpretation. No opinion is given as to the validity of the choice of law in the Borrower Documents.

         Our opinions set forth herein as to the validity, binding effect, and enforceability of the Borrower Documents are specifically qualified to the extent that the validity, binding effect, or enforceability of any obligations of the Borrower under any of the Borrower Documents, or the availability or enforceability of any of the remedies provided therein, may be subject to or limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, and other statutory or decisional laws, heretofore or hereafter enacted or in effect, affecting the rights of creditors generally to the extent the same may constitutionally be applied including, without limitation, decisional or statutory law concerning recourse by creditors to security in the absence of notice of a hearing; (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles;
(iii) the possible unenforceability of any provision requiring or in effect requiring that waivers or amendments of any provision of any of the Borrower Documents, or any related document, may be effected only in writing; (iv) the possible unenforceability of provisions imposing increased interest rates or late payment charges upon delinquency in payment or default, to the extent that any such provision is deemed a "penalty"; (v) limitations imposed by rules and statutes regarding forum, venue, pleading, service of process, qualification to do business, and statutes of limitation; or (vi) limitations on the availability or enforceability of the remedies of specific performance or injunctive relief and of waivers contained in the Borrower Documents, all of which may be limited by equitable principles or applicable laws, rules, regulations, court decisions, and constitutional requirements.

         All opinions rendered herein are limited to the existing laws of the State of South Carolina and laws of the United States of America, all as in effect on the date hereof, and we express no opinion as to any other laws, rules, or regulations of such jurisdictions or matters governed by such laws, rules, or regulations; nor do we undertake, by delivery hereof or otherwise, to advise you of any changes in such laws, rules, or regulations.

         This opinion is made as of the date hereof, and we undertake no (and hereby disclaim any) obligation to advise you of any change in any matter set forth herein. This opinion is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is solely for your benefit in connection with the Borrower Documents and may not be relied upon in any manner by any other person.

                                           Very truly yours,


                                           By:
                                              ----------------------------------

                                   SCHEDULE 1




                                     Liens
                                     -----

                                      NONE

                                   SCHEDULE 2
                   Trademarks, Tradenames, Name Changes, etc.
                   ------------------------------------------

Carolina Business Capital, Inc.

                                   SCHEDULE 3




                                   Litigation
                                   ----------


                                      NONE

The Company hereby undertakes to provide to the Commission upon request, copies of any schedules and exhibits to this Loan and Security Agreement dated as of December 29, 1993 between NationsBank of Georgia, N.A., and Emergent Business Capital, Inc., $32,000,000.

                 AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

         This Amendment is entered into as of April 26th, 1995, between Emergent Business Capital, Inc. ("Borrower") and NationsBank of Georgia, N.A. ("NationsBank").

         Borrower and NationsBank are party to a December 29, 1993 Loan and Security Agreement (the "Agreement").

         Borrower and NationsBank agree as follows:

         1. Definitions. Terms defined in the Agreement have the same meanings as in the Agreement when used in this Amendment.

         2.      Amendments.  The Agreement is hereby amended as follows:

         (a)     In Section 2.1(a), clause (ii), change "65%" to "80%".

         (b) Change the first sentence in Section 2.2 to read as follows in its entirety:

         The Loans shall bear interest on the average daily net balance thereof, calculated monthly, at a fluctuating rate of interest equal to the Prime Rate.

         (c) At the end of the third paragraph of Section 2.2, immediately before the period, add "(such fee not to exceed $25,000 per year)".

         (d) Change the first two sentences of Section 2.7 to read as follows:

         This Agreement shall be effective on the date set forth in the first paragraph of this Agreement, and shall continue in full force and effect until December 29, 1998 and from year to year thereafter unless terminated on December 29, 1998 or any subsequent anniversary thereof by either party's giving to the other not less than 60 days' prior written notice. If the Borrower terminates this Agreement other than on December 29, 1998 or any subsequent anniversary thereof, the Borrower shall pay to the Lender an early termination fee equal to $150,000 for any termination before December 29, 1998, $100,000 for any termination after December 29, 1998 and before December 29, 1999, and $50,000 for any termination thereafter not on a December 29.

         (e) As previously provided in a June 30, 1994 letter, all references in Sections 7.3(a) and 7.3(b) to "Carolina Investors, Inc." have been changed to "Emergent Financial Corporation".

         (f)     Change the text of Section 7.13 to read as follows:

         The Borrower shall maintain at all times a Tangible Net Worth of not less than $3,000,000 during 1995, $3,750,000 during 1996, $4,500,000 during 1997, and $5,250,000 during 1998, and continuing to increase by $750,000 each fiscal year thereafter.

         (g)     Change Section 7.15 to read "[Intentionally deleted]".

         3.      Effective Date.  The amendments to the Agreement set forth in
Section 2 hereof shall be effective on and as of the date of this Amendment (the "Effective Date"), provided that all of the following conditions precedent have been satisfied on such date in a manner satisfactory to NationsBank:

         (a) NationsBank shall have received a fully-executed counterpart of this Amendment.

         (b) All legal matters incident to this Amendment shall be satisfactory to counsel for NationsBank.

         (c) No default under the Agreement shall exist, and no status or condition shall exist which with the giving of notice or the passage of time or both would constitute a default under the Agreement; Borrower's representations in this Amendment shall be true; and no lawsuit or proceeding shall be pending (or, to Borrower's knowledge, threatened) against Borrower which may have a materially adverse effect upon Borrower's financial condition or upon Borrower's ability to carry out the transactions contemplated by this Amendment and the Agreement as amended hereby.

         (d) NationsBank shall have received such other documents as NationsBank shall reasonably request.

         4. Representations, etc. Borrower represents, covenants, and warrants that no Default exists, and that the Obligations are owing without defense, offset, recoupment right, or counterclaim.

         5.      Fees and Expenses.

         Borrower shall reimburse NationsBank for NationsBank's expenses in connection with this Amendment, including attorneys' fees, on demand. Borrower authorizes NationsBank to charge Borrower's line of credit under the Agreement to pay for such fees and expenses (regardless of the amount of collateral or eligible collateral then existing).

         6.      Agreement.

         (a) Except as specifically amended hereby, the Agreement shall remain unchanged and continue in full force and effect in accordance with its terms. From and after the Effective Date, each reference in the Agreement (including all Exhibits and Schedules thereto) to "this

Agreement", "hereto", "hereof", and terms of similar import shall refer to the Agreement as amended by this Amendment, and all references to the Agreement in any document, instrument, certificate, note, or other agreement executed in connection therewith shall be deemed to refer to the Agreement as so amended.

         (b) Borrower waives, releases, and forever discharges NationsBank and its directors, officers, agents, employees, successors, and assigns from any and all claims and defenses with respect to the Agreement and any and all documents, instruments, certificates, notes, and other agreements executed in connection therewith, and covenants not to sue NationsBank based upon any such claim or defense.

         7. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of Georgia.

         8. Further Assurances. Borrower shall promptly and duly execute and deliver such documents, and take such further action, as NationsBank reasonably requests to effectuate the purpose and intent of this Amendment.

         9. Headings. Section headings in this Amendment are for convenience only, and are not a substantive part of this Amendment.

         10. Counterparts. This Amendment may be executed separately in counterparts.

         IN WITNESS WHEREOF, Borrower and NationsBank have executed this Amendment No. 1 to Loan and Security Agreement.

[Seal]                                  EMERGENT BUSINESS CAPITAL, INC.

Attest:
                                        By: /s/ Keith B. Giddens
                                            ----------------------------------
                                                Title: Chief Executive Officer
/s/ Kevin J. Mast
- -----------------------------
Secretary

                                        NATIONSBANK OF GEORGIA, N.A.


                                        By: /s/ John Bohan
                                            ----------------------------------
                                                Title: Vice President

                 AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

         This Amendment is entered into as of May 30, 1995, between Emergent Business Capital, Inc. ("Borrower") and Nationsbank of Georgia, N.A. ("NationsBank").

         Borrower and NationsBank are party to a December 29, 1993 Loan and Security Agreement (the "Agreement").

         1.      Amendments.  The Agreement is hereby amended as follows:

         2. The following language shall be added to the end of section 8.8"; provided however that the Borrower may sell, lease or otherwise transfer all or any substantial part of its assets material to its operations if such sale or transfer is being pursued in connection with the securitization of such assets".

         3.      Effective Date.  The amendments to the Agreement set forth in
Section 2 hereof shall be effective on and as of the date of this Amendment (the "Effective Date"), provided that all of the following conditions precedent have been satisfied on such date in a manner satisfactory to NationsBank:

         (a) NationsBank shall have received a fully-executed counterpart of this Amendment.

         (b) All legal matters incident to this Amendment shall be satisfactory to counsel for NationsBank.

         (c) No default under the Agreement shall exist, and no status or condition shall exist which with the giving of notice or the passage of time or both would constitute a default under the Agreement; Borrower's representations in this Amendment shall be true; and no lawsuit or proceeding shall be pending (or, to Borrower's knowledge, threatened) against Borrower which may have a materially adverse effect upon Borrower's financial condition or upon Borrower's ability to carry out the transactions contemplated by this Amendment and the Agreement as amended hereby.

         (d) NationsBank shall have received such other documents as NationsBank shall reasonably request.

         4. Representations, etc. Borrower represents, covenants, and warrants that no Default exists, and that the Obligations are owing without defense, offset, recoupment right, or counterclaim.

         5. Fees and Expenses. Borrower shall reimburse NationsBank for NationsBank's expenses in connection with this Amendment, including attorneys' fees, on demand. Borrower authorizes NationsBank to charge Borrower's line of credit under the Agreement to pay for such fees and expenses (regardless of the amount of collateral or eligible collateral then existing).

         6.      Agreement.

         (a) Except as specifically amended hereby, the Agreement shall remain unchanged and continue in full force and effect in accordance with its terms. From and after the Effective Date, each reference in the Agreement (including all Exhibits and Schedules thereto) to "this Agreement", "hereto", "hereof", and terms of similar import shall refer to the Agreement as amended by this Amendment, and all references to the Agreement in any document, instrument, certificate, note, or other agreement executed in connection therewith shall be deemed to refer to the Agreement as so amended.

         (b) Borrower waives, releases, and forever discharges NationsBank and its directors, officers, agents, employees, successors, and assigns from any and all claims and defenses with respect to the Agreement and any and all documents, instruments, certificates, notes, and other agreements executed in connection therewith, and covenants not to sue NationsBank based upon any such claim or defense.

         7. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of Georgia.

         8. Further Assurances. Borrower shall promptly and duly execute and deliver such documents, and take such further action, as NationsBank requests to effectuate the purpose and intent of this Amendment.

         9. Headings. Section headings in this Amendment are for convenience only, and are not a substantive part of this Amendment.

         10. Counterparts. This Amendment may be executed separately in counterparts.

         IN WITNESS WHEREOF, Borrower and NationsBank have executed this Amendment No. 2 to Loan and Security Agreement.

[Seal]                                  EMERGENT BUSINESS CAPITAL, INC.

Attest:
                                        By: /s/ Keith B. Giddens
                                            ----------------------------------
                                                Title: Chief Executive Officer
/s/ Kevin J. Mast
- -------------------------------
Secretary

                                        NATIONSBANK OF GEORGIA, N.A.

                                        By: /s/ John Bohan
                                            ----------------------------------
                                                Title: Vice President

                 AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT

         This Amendment is entered into as of October 10th, 1995, between Emergent Business Capital, Inc. ("Borrower") and NationsBank of Georgia, N.A. ("NationsBank").

         Borrower and NationsBank are party to a December 29, 1993 Loan and Security Agreement, as amended by Amendment No. 1 dated April 26, 1995 and Amendment No. 2 dated May 22, 1995 (the "Agreement").

         Borrower and NationsBank agree as follows:

         1. Definitions. Terms defined in the Agreement have the same meanings as in the Agreement when used in this Amendment.

         2.      Amendments.  The Agreement is hereby amended as follows:

         (a) In Section 1.1, in the definition of "Loans", change "$32,000,000" to "$24,000,000".

         (b) In Section 1.1, in the definition of "Tangible Net Worth", change "the Borrower's total assets" to "the total assets of the Borrower and its consolidated Subsidiaries", and change "the Borrower's stockholders" to "stockholders".

         (c) In Section 1.1, in the definition of "Total Liabilities", change "the Borrower" to "the Borrower and its consolidated Subsidiaries".

         (d) In the first proviso in Section 2.1(a), change "$24,000,000" to "$16,000,000".

         (e) In the third paragraph in Section 2.2, change the parenthetical to read: "(i.e., $16,000,000 minus the average daily principal amount of Stub Loans outstanding)".

         (f) In Section 6.5, change the text to "The Borrower has no Subsidiary except Emergent Commercial Mortgage, Inc. and Emergent Business Capital Holdings Corp."

         (g)     Change Section 7.13 to read as follows:

                 7.13 TANGIBLE NET WORTH. The Borrower shall maintain at all times a Tangible Net Worth of not less than $3,000,000 during 1995, $3,750,000 during 1996, $4,500,000 during 1997, and $5,250,000 during 1998, and continuing to increase by $750,000 each fiscal year thereafter.

         (b)     Change Section 7.14 to read as follows:

                 7.14 RATIO OF TOTAL LIABILITIES TO TANGIBLE NET WORTH. The Borrower shall maintain at all times a ratio of Total Liabilities to Tangible Net Worth of not more than 6 to 1.

         3.      Effective Date.  The amendments to the Agreement set forth in
Section 2 hereof shall be effective on and as of the date of this Amendment (the "Effective Date").

         4. Representations, etc. Borrower represents, covenants, and warrants that no Default exists, and that the Obligations are owing without defense, offset, recoupment right, or counterclaim.

         5. Fees and Expenses. Borrower shall reimburse NationsBank for NationsBank's expenses in connection with this Amendment, including attorneys' fees, on demand. Borrower authorizes NationsBank to charge Borrower's line of credit under the Agreement to pay for such fees and expenses (regardless of the amount of collateral or eligible collateral then existing).

         6. Agreement. Except as specifically amended hereby, the Agreement shall remain unchanged and continue in full force and effect in accordance with its terms. From and after the Effective Date, each reference in the Agreement (including all Exhibits and Schedules thereto) to "this Agreement", "hereto", "hereof", and terms of similar import shall refer to the Agreement as amended by this Amendment, and all references to the Agreement in any document, instrument, certificate, note, or other agreement executed in connection therewith shall be deemed to refer to the Agreement as so amended.

         7. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of Georgia.

         8. Further Assurances. Borrower shall promptly and duly execute and deliver such documents, and take such further action, as NationsBank reasonably requests to effectuate the purpose and intent of this Amendment.

         9. Headings. Section headings in this Amendment are for convenience only, and are not a substantive part of this Amendment.

         10. Counterparts. This Amendment may be executed separately in counterparts.

         IN WITNESS WHEREOF, Borrower and NationsBank have executed this Amendment No. 3 to Loan and Security Agreement.

[Seal]                                      EMERGENT BUSINESS CAPITAL, INC.

Attest:
                                            By: /s/ John A. Bickley
                                                ---------------------------
                                                    Title: President

/s/ Kevin J. Mast
- --------------------------------
Secretary

                                            NATIONSBANK OF GEORGIA, N.A.


                                            By: /s/ John Bohan
                                                ---------------------------
                                                Title: Vice President

June 8, 1995



Mr. Kevin J. Mast
Vice President and Chief Financial Officer
Emergent Business Capital, Inc.
P. O. Box 17526
Greenville, SC 29606

Re: December 29, 1993 Loan and Security Agreement ("L&SA") between NationsBank of Georgia, N.A. ("NationsBank") and Emergent Business Capital, Inc. ("Emergent")

Kevin:

Section 8.14 of the LS&A requires the Lender's written consent if Emergent's Capital Expenditures during the fiscal year exceed $100,000. You have informed us that Capital Expenditures will exceed that amount, primarily due to the expense of a computer upgrade. This letter constitutes our written approval of Capital Expenditures up to $300,000 for the current fiscal year.



NationsBank of Georgia, N.A.

By:      /s/ John Bohan
         -----------------------
         John Bohan
         Vice President